Exhibit 23.1

PRICEWATERHOUSECOOPERS [LOGO]

                                               PricewaterhouseCoopers LLP
                                                        800 Market Street
                                                      St. Louis, MO 63101
                                                 Telephone (314) 206-8500


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2001, relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Anheuser-Busch Companies, Inc., which is incorporated by reference in Anheuser-Busch Companies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 6, 2001 relating to the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
    PRICEWATERHOUSECOOPERS LLP


St. Louis, Missouri
May 3, 2001

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